Exhibit 99.1

NEWS RELEASE

Hecla Mining Company Completes Redemption of Senior Notes

Achieves unencumbered balance sheet, unlocking full capital flexibility

COEUR D'ALENE, IDAHO – April 9, 2026 - Hecla Mining Company (NYSE:HL) ("Hecla", or the "Company") is pleased to announce today that it has completed the full redemption of its remaining $263 million 7.25% Senior Notes (“Notes”) due 2028, completing a significant milestone in the Company’s balance sheet transformation. Full redemption of senior notes enhances Hecla’s financial flexibility and capacity to invest in strategic growth investments, positioning Hecla to maximize value from its world-class silver portfolio. The Company utilized the cash proceeds from the recently completed Casa Berardi sale along with cash on hand to fund the redemption of the Notes and the payment of accrued and unpaid interest.

"Retiring our senior notes marks a defining moment in Hecla’s balance sheet transformation - we've fundamentally strengthened our balance sheet and positioned the Company to pursue strategic growth with full financial optionality at a time when silver’s role in the global economy has never been more compelling," said Rob Krcmarov, President and Chief Executive Officer of Hecla Mining Company. "This strategic inflection point with no debt obligations has given us the foundation to pursue growth with discipline and from a position of genuine financial strength."

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE: HL) is the largest silver producer in the United States and Canada. In addition to operating mines in Alaska and Idaho, the Company is ramping up a mine in the Yukon, Canada, and owns a number of exploration and pre-development projects in world-class silver and gold mining districts throughout North America.

For further information, please contact:

Mike Parkin

Vice President – Strategy and Investor Relations

Cheryl Turner

Investor Relations Coordinator

Investor Relations

Email: hmc-info@hecla.com

Website: www.hecla.com

Cautionary Statements Regarding Estimates and Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws, including Canadian securities laws. Words such as "may", "will", "should", "expects", "intends", "projects", "believes", "estimates", "targets", "anticipates" and similar expressions are used to identify these forward-looking statements.

Such forward-looking statements may include, without limitation: (i) the Company’s deleveraging is expected to enhance its financial flexibility and capacity to invest in strategic growth investments, positioning it to maximize value from its world-class silver portfolio; and (ii) the Company has the foundation to pursue growth with discipline and from a position of genuine financial strength.

The material factors or assumptions used to develop such forward‑looking statements or forward‑looking information include assumptions that: (i) operational, permitting, development, and ramp‑up activities at Keno Hill proceed as planned; (ii) political and regulatory developments in the jurisdictions in which Hecla and its counterparties operate remain consistent with current expectations, including with respect to permitting processes; (iii) metal prices, including gold and silver, remain at levels that support expected proceeds and operational plans; (iv) key supplies, labor, contractors, and equipment remain available at costs consistent with current expectations; (v) current mineral reserve and mineral resource estimates remain accurate; (vi) there are no material adverse changes in operating, geotechnical, hydrological, metallurgical, or weather conditions; and (vii) counterparties perform their obligations.

Material risks that could cause actual results to differ materially from those expressed or implied in forward‑looking statements include, but are not limited to: (i) operational risks, including those related to ramp‑up activities, permitting, development, equipment, labor, and production variability; (ii) political, regulatory, permitting, and community‑relations risks in the jurisdictions where the Company and its counterparties operate; (iii) risks related to workforce availability, supply chains, inflationary pressures, and cost escalation; and (iv) litigation, environmental, and other unforeseen business risks. For additional information regarding risks and uncertainties that may affect expected future results, please refer to the Company’s 2025 Form 10‑K filed on February 18, 2026. The Company undertakes no obligation, and has no intention, to update forward‑looking statements other than as may be required by law.